Exhibit 4.2

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 11, 2013 (this “Amendment”), is by and among CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the “Borrower”), the Banks (as hereinafter defined) named on the signature pages hereto and CITIBANK, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the banks and other financial institutions from time to time parties thereto (collectively, the “Banks”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 9, 2011 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Banks agree to amend the Credit Agreement, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Credit Agreement, as amended hereby (the “Amended Credit Agreement”), shall have the meanings assigned to such terms in the Amended Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Bronco Group” means, collectively, Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC, each a Delaware limited liability company.

“CEFS LLC” means CenterPoint Energy Field Services, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of CenterPoint and the Borrower.

“EH II” means Enogex Holdings II LLC, a Delaware limited liability company.

“Enogex” means Enogex LLC, a Delaware limited liability company.

“Enogex Holdings” means Enogex Holdings LLC, a Delaware limited liability company.

“Master Formation Agreement” means the Master Formation Agreement, dated as of March 14, 2013, by and among CenterPoint, OGE Energy and the Bronco Group, as amended, supplemented or otherwise modified from time to time, but excluding, prior to the consummation of the Midstream MLP/JV Transactions described in clauses (a) through (g) of the definition thereof, any such amendment, supplement or other modification thereto that is materially adverse to the Banks, unless otherwise approved by the Administrative Agent.

“Midstream MLP/JV Transactions” means a series of transactions pursuant to which, among other things, (a) the Borrower contributes the Capital Stock of certain of its Wholly-Owned Subsidiaries that own midstream field services and interstate pipelines assets, and causes a JV Subsidiary to contribute the Capital Stock of a Joint Venture that owns midstream field services and interstate pipelines assets, to CEFS LLC, (b) OGE Holdings and Bronco Group restructure their ownership of Enogex Holdings to provide that the Capital Stock of Enogex will be held through EH II, (c) CEFS LLC is converted to a Delaware limited partnership (such converted and renamed entity, the “Midstream JV”), (d) OGE Holdings contributes all of the management interests in EH II owned by OGE Holdings to the general partner of the Midstream JV in exchange for membership interests in such general partner, (e) OGE Holdings contributes to the Midstream JV all of the economic interests in EH II in exchange for the issuance by the Midstream JV of limited partnership interests in the Midstream JV, (f) Bronco Group contributes to the Midstream JV all of its economic interests in EH II in exchange for the issuance by the Midstream JV of limited partnership interests in the Midstream JV, (g) upon completion of and as a result of the transactions described in the foregoing clauses (a) through (f), on the Closing Date (as defined in the Master Formation Agreement), the Borrower obtains not less than 50% of the limited partner interest in the Midstream JV and not less than 50% of the GP Management Units (as defined in the Master Formation Agreement) (each transaction described in the foregoing clauses (a) through (g) being effected pursuant to the Master Formation Agreement), and (h) the Midstream JV may consummate an initial public offering as a master limited partnership.

“OGE Energy” means OGE Energy Corp., an Oklahoma corporation.

“OGE Holdings” means OGE Enogex Holdings LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of OGE Energy.

(b) Section 1.1 of the Credit Agreement is hereby further amended by replacing the reference to “(other than clause (G) thereof)” in the definition of “Permitted MLP/JV Asset Transfer” to “(other than clause (F) thereof)”.

(c) Section 7.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Consolidation, Merger or Disposal of Assets. The Borrower will not, and will not permit any Significant Subsidiary to, (i) merge into or consolidate with any other Person; (ii) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); or (iii)

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sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person; provided, however, that (A) the Borrower may merge into, or consolidate with, any Person if the Borrower is the surviving entity; (B) any Significant Subsidiary may consolidate with or merge into (1) the Borrower if the Borrower is the surviving entity or (2) any other Subsidiary of the Borrower if the surviving entity is such Significant Subsidiary or a Wholly-Owned Restricted Subsidiary; (C) any Significant Subsidiary may consolidate with or merge into any Person other than the Borrower or another Subsidiary of the Borrower if (1) such Significant Subsidiary is the surviving entity or (2) such other Person is the surviving entity and becomes a Wholly-Owned Restricted Subsidiary contemporaneously with such consolidation or merger; (D) any Significant Subsidiary may liquidate, wind up or dissolve if the Properties of such Significant Subsidiary are conveyed, transferred or distributed pursuant to such liquidation, winding up or dissolution to the Borrower or a Wholly-Owned Restricted Subsidiary; (E) any Significant Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its Properties to the Borrower, to another Wholly-Owned Restricted Subsidiary or to a Person that becomes a Wholly-Owned Restricted Subsidiary contemporaneously with such sale, transfer, lease or other disposition; (F) the Borrower and any Significant Subsidiary may make Permitted MLP/JV Asset Transfers and (G) the Borrower and any Significant Subsidiary may effect the Midstream MLP/JV Transactions; provided that (x) in the case of any transaction described in clauses (A) through (G), immediately before and after giving effect to any such merger or consolidation, dissolution or liquidation, or sale, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing and (y) in the case of any transaction described in foregoing clause (A), (F) or (G) (excluding, in the case of clause (A), any transaction in which any Subsidiary of the Borrower merges into or consolidates with the Borrower), after giving effect to such transaction, the Borrower shall be in pro forma compliance with Section 7.2(a).”

(d) Section 7.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Sale of Significant Subsidiary Stock. The Borrower will not, and will not permit any Significant Subsidiary to, sell, assign, transfer or otherwise dispose of any of the Capital Stock of any Significant Subsidiary. Notwithstanding the foregoing provisions of Section 7.2(c) or this Section 7.2(e), (1) the Borrower or any Significant Subsidiary may sell, assign, transfer or otherwise dispose of (i) any of the Capital Stock of any Significant Subsidiary to the Borrower or to a Wholly-Owned Subsidiary of the Borrower that constitutes a Significant Subsidiary after giving effect to such transaction and (ii) any of the Capital Stock of any Subsidiary that is not a Significant Subsidiary; (2) any Significant Subsidiary shall have the right to issue, sell, assign, transfer or otherwise dispose of for value its preference or preferred stock in one or more bona fide transactions to any Person; (3) the Borrower and any Significant Subsidiary may make Permitted MLP/JV Asset Transfers and (4) the Borrower and any Significant Subsidiary may effect the Midstream MLP/JV Transactions; provided that (A) immediately before and after giving effect to any such sale, assignment, transfer or other disposition described in the foregoing clauses (1), (2), (3) and (4), no Default or Event of Default shall have occurred and be continuing and (B) in the case of any such Permitted MLP/JV Asset Transfer permitted under the foregoing clause (3) or the Midstream MLP/JV Transactions permitted under the foregoing clause (4), after giving effect to such Permitted MLP/JV Asset Transfer or the Midstream MLP/JV Transactions, as applicable, the Borrower shall be in pro forma compliance with Section 7.2(a).”

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SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for (i) those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date and (ii) the representations and warranties contained in Sections 6.1(j) and (k) of the Credit Agreement;

(b) both immediately before and after giving effect to this Amendment, no Default or Event of Default exists or is continuing;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment fully executed and delivered by the Borrower and Banks constituting the Majority Banks; and

(b) the Administrative Agent and the Banks shall have received all fees required to be paid, and all reasonable out-of-pocket expenses required to be paid for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof.

SECTION 5. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this

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Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 7. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 9. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY RESOURCES CORP.,
as the Borrower

By:	/s/ Marc Kilbride
Name:	Marc Kilbride
Title:	Vice President and Treasurer

First Amendment to Credit Agreement

(CERC)

CITIBANK, N.A.,
as Administrative Agent and as a Bank

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ William A. Merritt, III
Name:	William A. Merritt, III
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

JPMORGAN CHASE BANK, N.A.,
as a Bank

By:	/s/ Bridget Killackey
Name:	Bridget Killackey
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

THE ROYAL BANK OF SCOTLAND PLC,
as a Bank

By:	/s/ Emily Freedman
Name:	Emily Freedman
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

BARCLAYS BANK PLC,
as a Bank

By:	/s/ May Huang
Name:	May Huang
Title:	AVP

First Amendment to Credit Agreement

(CERC)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Philippe Sandmeier
Name:	Philippe Sandmeier
Title:	Managing Director

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Sara Olesen
Name:	Sara Olesen
Title:	Assistant Vice President

First Amendment to Credit Agreement

(CERC)

ROYAL BANK OF CANADA,
as a Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CERC)

SUNTRUST BANK,
as a Bank

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

First Amendment to Credit Agreement

(CERC)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Paul V. Farrell
Name:	Paul V. Farrell
Title:	Director

First Amendment to Credit Agreement

(CERC)

UBS AG, STAMFORD BRANCH,
as a Bank

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

First Amendment to Credit Agreement

(CERC)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Vice President

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Associate

First Amendment to Credit Agreement

(CERC)

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CERC)

MIZUHO CORPORATE BANK (USA),
as a Bank

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

First Amendment to Credit Agreement

(CERC)

MORGAN STANLEY BANK, N.A.,
as a Bank

By:	/s/ John Durland
Name:	John Durland
Title:	Authorized Signatory

First Amendment to Credit Agreement

(CERC)

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	VP-Portfolio Manager

First Amendment to Credit Agreement

(CERC)

COMERICA BANK,
as a Bank

By:	/s/ Joey Powell
Name:	Joey Powell
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

PNC BANK, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ John Bery
Name:	John Bery
Title:	Vice President

First Amendment to Credit Agreement

(CERC)

THE NORTHERN TRUST COMPANY,
as a Bank

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Vice President

First Amendment to Credit Agreement

(CERC)